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                                                                    Exhibit 3.1


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CSC HOLDINGS, INC.

            CSC HOLDINGS, INC., a Delaware corporation, hereby certifies as follows:
            FIRST. The Board of Directors of said corporation duly adopted a resolution setting forth and declaring advisable the amendment of (a) Sections VII(A) and VII(H)(ii) of the Certificate of Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights and Qualifications, Limitations and Restrictions Thereof of the 11 3/4% Series H Redeemable Exchangeable Preferred Stock of CSC Holdings, Inc. (the "Series H Preferred Stock Certificate of Designations"), (b) Sections VII(A) and VII(H)(ii) of the Certificate of Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights and Qualifications, Limitations and Restrictions Thereof of the 82% Series I Cumulative Convertible Exchangeable Preferred Stock of CSC Holdings, Inc. (the "Series I Preferred Stock Certificate of Designations"), and (c) Sections VII(A) and VII(H)(ii) of the Certificate of Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights and Qualifications, Limitations and Restrictions Thereof of the 11c% Series M Redeemable Exchangeable Preferred Stock of CSC Holdings, Inc. (the "Series M Preferred Stock Certificate of Designations") to provide the voting rights described in the text of such amendments as set forth below so that, as amended:

            1. Section VII(A) of the Series H Certificate of Designations shall read in its entirety as follows:

                  "(A) Except as otherwise required under Delaware law and
            except as set forth below in this paragraph (A) or in paragraphs (B) and (C) below, at every meeting of stockholders of the corporation, each Holder of shares of 11 3/4% Series

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            H Redeemable Exchangeable Preferred Stock shall be entitled to cast
            1/100 of one (1) vote in person or by proxy for each share of 11 3/4% Series H Redeemable Exchangeable Preferred Stock standing in his or her name on the transfer books of the corporation. Except (i) as otherwise required under Delaware law, (ii) pursuant to the Certificate of Incorporation of the corporation, as the same may be amended from time to time, or (iii) pursuant to the provisions of any Certificates of Designations filed with respect to any other series of Additional Preferred Stock, and except as set forth in paragraphs (B) and (C) below, holders of shares of Common Stock, Holders of shares of 11 3/4% Series H Redeemable Exchangeable Preferred Stock and Holders of shares of other series of Additional Preferred Stock shall vote together as a single class on all matters required or permitted to be voted upon by the stockholders of the corporation; PROVIDED, HOWEVER, that, notwithstanding anything in this Section VII to the contrary, except as otherwise required under Delaware law and as set forth in paragraphs (B) and (C) below, following any consolidation or merger in which the entity formed by or surviving such consolidation or merger is other than the corporation, the Holders of shares of 11 3/4% Series H Redeemable Exchangeable Preferred Stock shall no longer be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of such resulting or surviving entity."

            2. Section VII(H)(ii) of the Series H Certificate of Designations shall read in its entirety as follows:


                  "(ii) Except where the holders of shares of Common Stock,
            Holders of shares of 11 3/4% Series H Redeemable Exchangeable Preferred Stock and Holders of shares of other series of Additional Preferred Stock shall vote together as a single class, as provided in Section VII(A) above, in any case in which the Holders of shares of the 11 3/4% Series H Redeemable Exchangeable Preferred Stock shall be entitled to vote pursuant to this Section VII or pursuant to Delaware law, each Holder of shares of 11 3/4% Series H Redeemable Exchangeable


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

            Preferred Stock shall be entitled to one vote for each share of 11 3/4% Series H Redeemable Exchangeable Preferred Stock held."

            3. Section VII(A) of the Series I Certificate of Designations shall read in its entirety as follows:

                  "(A) Except as otherwise required under Delaware law and
            except as set forth below in this paragraph (A) or in paragraphs (B) and (C) below, at every meeting of stockholders of the corporation, each Holder of shares of Series I Preferred Stock shall be entitled to cast 1/10 of one (1) vote in person or by proxy for each share of Series I Preferred Stock standing in his or her name on the transfer books of the corporation. Except (i) as otherwise required under Delaware law, (ii) pursuant to the Certificate of Incorporation of the corporation, as the same may be amended from time to time, or
            (iii) pursuant to the provisions of any Certificates of Designations filed with respect to any other series of Additional Preferred Stock, and except as set forth in paragraphs (B) and (C) below, holders of shares of Common Stock, Holders of shares of Series I Preferred Stock and Holders of shares of other series of Additional Preferred Stock shall vote together as a single class on all matters required or permitted to be voted upon by the stockholders of the corporation; PROVIDED, HOWEVER, that, notwithstanding anything in this Section VII to the contrary, except as otherwise required under Delaware law and as set forth in paragraphs (B) and (C) below, following any consolidation or merger in which the entity formed by or surviving such consolidation or merger is other than the corporation, the Holders of shares of Series I Preferred Stock shall no longer be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of such resulting or surviving entity."

            4. Section VII(H)(ii) of the Series I Certificate of Designations shall read in its entirety as follows:


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

                  "(ii) Except where the holders of shares of Common Stock,
            Holders of shares of Series I Preferred Stock and Holders of shares of other series of Additional Preferred Stock shall vote together as a single class, as provided in Section VII(A) above, in any case in which the Holders of shares of the Series I Preferred Stock shall be entitled to vote pursuant to this Section VII or pursuant to Delaware law, each Holder of shares of Series I Preferred Stock shall be entitled to one vote for each share of Series I Preferred Stock held."

            5. Section VII(A) of the Series M Certificate of Designations shall read in its entirety as follows:

                  "(A) Except as otherwise required under Delaware law and
            except as set forth below in this paragraph (A) or in paragraphs (B) and (C) below, at every meeting of stockholders of the corporation, each Holder of shares of 11 1/8% Series M Redeemable Exchangeable Preferred Stock and Series L Preferred Stock shall be entitled to cast one (1) vote in person or by proxy for each share of 11 1/8% Series M Redeemable Exchangeable Preferred Stock or Series L Preferred Stock standing in his or her name on the transfer books of the corporation. Except (i) as otherwise required under Delaware law, (ii) pursuant to the Certificate of Incorporation of the corporation, as the same may be amended from time to time, or (iii) pursuant to the provisions of any Certificates of Designations filed with respect to any other series of Additional Preferred Stock, and except as set forth in paragraphs (B) and (C) below, holders of shares of Common Stock, Holders of shares of 11 1/8% Series M Redeemable Exchangeable Preferred Stock and Holders of shares of other series of Additional Preferred Stock shall vote together as a single class on all matters required or permitted to be voted upon by the stockholders of the corporation; PROVIDED, HOWEVER; that, notwithstanding anything in this Section VII to the contrary, except as otherwise required under Delaware law and as set forth in paragraphs (B) and (C) below, following any consolidation or merger in which the entity formed by or surviving such consolidation or merger is


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

            other than the corporation, the Holders of shares of 11 1/8% Series M Redeemable Exchangeable Preferred Stock and Series L Preferred Stock shall no longer be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of such resulting or surviving entity."

            6. Section VII(H)(ii) of the Series M Certificate of Designations shall read in its entirety as follows:

                  "(ii) Except where the holders of shares of Common Stock,
            Holders of shares of 11 1/8% Series M Redeemable Exchangeable Preferred Stock and Holders of shares of other series of Additional Preferred Stock shall vote together as a single class, as provided in Section VII(A) above, in any case in which the Holders of shares of the 11 1/8% Series M Redeemable Exchangeable Preferred Stock and Series L Preferred Stock shall be entitled to vote pursuant to this
            Section VII or pursuant to Delaware law, each Holder of shares of 11 1/8% Series M Redeemable Exchangeable Preferred Stock or Series L Preferred Stock, as the case may be, shall be entitled to one vote for each share of 11 1/8% Series M Redeemable Exchangeable Preferred Stock or Series L Preferred Stock held."

            SECOND. In lieu of a vote of stockholders, written consent to the foregoing amendment has been given by the holder of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware; and such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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            IN WITNESS WHEREOF, CSC Holdings, Inc. has caused this
certificate to be signed by William J. Bell, its Vice Chairman, on the 2nd day of April, 1999.

                              CSC HOLDINGS, INC.

                              By    /s/ William J. Bell
                                ---------------------------
                                Name:  William J. Bell
                                Title:  Vice Chairman

Attested by:



    /s/ David Deitch
--------------------------
Name:  David Deitch
Title:  Vice President


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ex-99-1.cec